Mercury General Corporation Announces Second Quarter Results and Declares Quarterly Dividend

LOS ANGELES, Aug. 1, 2011 /PRNewswire/ -- Mercury General Corporation (NYSE: MCY) reported today for the second quarter of 2011:

Consolidated Highlights
	Three Months Ended				Six Months Ended
	June 30,		Change		June 30,		Change
	2011	2010	$	%	2011	2010	$	%
(000's except per-share amounts and ratios)
Net premiums written (1)	$ 636,294	$ 631,113	$ 5,181	0.8	$ 1,294,511	$ 1,283,575	$ 10,936	0.9
Net income	$ 57,251	$ 17,817	$ 39,434	221.3	$ 115,477	$ 78,996	$ 36,481	46.2
Net income per diluted share	$ 1.04	$ 0.32	$ 0.72	225.0	$ 2.11	$ 1.44	$ 0.67	46.5
Operating income (1)	$ 41,804	$ 35,830	$ 5,974	16.7	$ 81,382	$ 82,681	$ (1,299)	(1.6)
Operating income per diluted share (1)	$ 0.76	$ 0.65	$ 0.11	16.9	$ 1.48	$ 1.51	$ (0.03)	(2.0)
Costs related in support of California Proposition 17 (2)	$ -	$ 12,100	$ (12,100)	-	$ -	$ 12,100	$ (12,100)	-
Combined ratio	98.0%	99.0%	-	(1.0) pts	98.1%	97.7%	-	0.4 pts

(1)

These measures are not based on U.S. generally accepted accounting principles ("GAAP") and are defined and reconciled to the most directly comparable GAAP measures in "Information Regarding Non-GAAP Measures."

(2)	The Company supported the Continuous Coverage Auto Insurance Discount Act ("Proposition 17)."

Net income in the second quarter 2011 was $57.3 million ($1.04 per diluted share) compared with net income of $17.8 million ($0.32 per diluted share) for the same period in 2010. For the first six months of 2011, net income was $115.5 million ($2.11 per diluted share) compared with net income of $79.0 million ($1.44 per diluted share) for the same period in 2010. Included in net income are net realized investment gains, net of tax, of $15.4 million ($0.28 per diluted share) in the second quarter of 2011 compared with net realized investment losses, net of tax, of $18.0 million ($0.33 per diluted share) for the same period in 2010, and net realized investment gains, net of tax, of $34.1 million ($0.62 per diluted share) for the first six months of 2011 compared with net realized investment losses, net of tax, of $3.7 million ($0.07 per diluted share) for the same period in 2010. Operating income was $41.8 million ($0.76 per diluted share) for the second quarter of 2011 compared with operating income of $35.8 million ($0.65 per diluted share) for the same period in 2010. For the first six months of 2011, operating income was $81.4 million ($1.48 per diluted share) compared with operating income of $82.7 million ($1.51 per diluted share) for the same period in 2010.

Net premiums written were $636.3 million in the second quarter of 2011, a 0.8% increase compared to the second quarter 2010 net premiums written of $631.1 million, and were approximately $1.3 billion for the first six months of 2011, a 0.9% increase compared to the same period in 2010. Net realized investment gains, net of tax, of $15.4 million and $34.1 million for the second quarter and for the first six months of 2011, respectively, include gains, net of tax, of $13.4 million and $26.9 million, respectively, from the application of the fair value option. Gains, net of tax, from the sale of securities were $2.3 million and $7.4 million during the second quarter and the first six months of 2011, respectively.

The Company's combined ratio (GAAP basis) was 98.0% in the second quarter of 2011 and 98.1% for the first six months of 2011 compared with 99.0% and 97.7% for the same periods in 2010, respectively. The loss ratio was affected by unfavorable development of approximately $10 million and favorable development of approximately $22 million on prior accident years' losses and loss adjustment expenses reserves for the six months ended June 30, 2011 and 2010, respectively. The unfavorable development in 2011 is largely the result of re-estimates of California bodily injury losses which have experienced both higher average severities and more late reported claims (claim count development) than was originally estimated at December 31, 2010.

Net investment income of $36.0 million (after tax, $31.9 million) in the second quarter of 2011 decreased by 1.3% compared to the same period in 2010. The investment income after-tax yield was 4.3% on average investments (fixed maturities at amortized cost, equities and short-term investments at cost) of $3.0 billion for the second quarter 2011. This compares with an investment income after-tax yield of 4.2% on average investments of $3.1 billion for the same period in 2010. Net investment income for the first six months of 2011 was $71.1 million (after tax $63.1 million), a decrease of 1.7% compared to the same period in 2010. The investment income after-tax yield was 4.2% on average assets of $3.0 billion for the first six months of 2011. This compares with an investment income after-tax yield of 4.2% on average investments of $3.1 billion for the same period in 2010.

The Board of Directors declared a quarterly dividend of $0.60 per share. The dividend is to be paid on September 30, 2011 to shareholders of record on September 16, 2011.

Mercury General Corporation and its subsidiaries are a multiple line insurance organization offering predominantly personal automobile and homeowners insurance through a network of independent producers in many states. For more information, visit the Company's website at www.mercuryinsurance.com. The Company will be hosting a conference call and webcast today at 10:00 A.M. Pacific time where management will discuss results and address questions. The teleconference and webcast can be accessed by calling (877) 807-1888 (USA), (706) 679-3827 (International) or by visiting www.mercuryinsurance.com. A replay of the call will be available beginning at 1:30 P.M. Pacific time and running through August 8, 2011. The replay telephone numbers are (800) 642-1687 (USA) or (706) 645-9291 (International). The conference ID# is 82371102. The replay will also be available on the Company's website shortly following the call.

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements. The statements contained in this press release are forward-looking statements based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. Actual results may differ from those projected in the forward-looking statements. These forward-looking statements involve significant risks and uncertainties (some of which are beyond the control of the Company) and are subject to change based upon various factors, including but not limited to the following risks and uncertainties: changes in the demand for the Company's insurance products, inflation and general economic conditions, including the impact of current economic conditions on the Company's market and investment portfolio; the accuracy and adequacy of the Company's pricing methodologies; adverse weather conditions or natural disasters in the markets served by the Company; general market risks associated with the Company's investment portfolio; uncertainties related to estimates, assumptions and projections generally; the possibility that actual loss experience may vary adversely from the actuarial estimates made to determine the Company's loss reserves in general; the Company's ability to obtain and the timing of the approval of premium rate changes for insurance policies issued in states where the Company operates; legislation adverse to the automobile insurance industry or business generally that may be enacted in California or other states; the Company's success in managing its business in states outside of California; the Company's ability to successfully complete its initiative to standardize its policies and procedures nationwide in all of its functional areas; the presence of competitors with greater financial resources and the impact of competitive pricing; changes in driving patterns and loss trends; acts of war and terrorist activities; court decisions and trends in litigation, and health care and auto repair costs and marketing efforts; and legal, regulatory and litigation risks. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise. For a more detailed discussion of some of the foregoing risks and uncertainties, see the Company's filings with the Securities and Exchange Commission.

Information Regarding Non-GAAP Measures

The Company has presented information within this document containing operating measures which in management's opinion provide investors with useful, industry specific information to help them evaluate, and perform meaningful comparisons of, the Company's performance, but that may not be presented in accordance with GAAP. These measures are not intended to replace, and should be read in conjunction with, the GAAP financial results.

Operating income is net income excluding realized investment gains and losses, net of tax. Net income is the GAAP measure that is most directly comparable to operating income. Operating income is used by management along with the other components of net income to assess the Company's performance. Management uses operating income as an important measure to evaluate the results of the Company's insurance business. Management believes that operating income provides investors with a valuable measure of the Company's ongoing performance as it reveals trends in the Company's insurance business that may be obscured by the net effect of realized capital gains and losses. Realized capital gains and losses may vary significantly between periods and are generally driven by external economic developments such as capital market conditions. Accordingly, operating income highlights the results from ongoing operations and the underlying profitability of the Company's core insurance business. Operating income, which is provided as supplemental information and should not be considered as a substitute for net income, does not reflect the overall profitability of our business. It should be read in conjunction with the GAAP financial results. The Company has reconciled operating income with the most directly comparable GAAP measure in the table below.

	Three Months Ended				Six Months Ended
		June 30,				June 30,
	Total		Per diluted share		Total		Per diluted share

	2011	2010	2011	2010	2011	2010	2011		2010
(000's except per-share amounts)
Operating income	$ 41,804	$ 35,830	$ 0.76	$ 0.65	$ 81,382	$ 82,681	$ 1.48		$ 1.51
Net realized investment gains (losses), net of tax	15,447	(18,013)	0.28	(0.33)	34,095	(3,685)	0.62		(0.07)
Net income	$ 57,251	$ 17,817	$ 1.04	$ 0.32	$ 115,477	$ 78,996	$ 2.11	(1)	$ 1.44

(1)	Net income per diluted share does not sum due to rounding.

Net premiums written represents the premiums charged on policies issued during a fiscal period. Net premiums earned, the most directly comparable GAAP measure, represents the portion of premiums written that have been recognized as income in the financial statements for the periods presented as earned on a pro-rata basis over the term of the policies. Net premiums written are meant as supplemental information and are not intended to replace net premiums earned. Such information should be read in conjunction with the GAAP financial results. The Company has reconciled net premiums written with the most directly comparable GAAP measure in the supplemental schedule entitled, "Summary of Operating Results."

Paid losses and loss adjustment expenses is the portion of incurred losses and loss adjustment expenses, the most directly comparable GAAP measure, excluding the effects of changes in the loss reserve accounts. Paid losses and loss adjustment expenses is provided as supplemental information and is not intended to replace incurred losses and loss adjustment expenses. It should be read in conjunction with the GAAP financial results. The Company has reconciled paid losses and loss adjustment expenses with the most directly comparable GAAP measure in the supplemental schedule entitled, "Summary of Operating Results."

Combined ratio-accident period basis is computed as the difference between two GAAP operating ratios: the combined ratio and the effect of prior accident periods' loss development. The most directly comparable GAAP measure is the combined ratio. The Company believes that this ratio is useful to investors and it is used by management to reveal the trends in the Company's results of operations that may be obscured by development on prior accident periods' loss reserves. Combined ratio-accident period basis is meant as supplemental information and is not intended to replace combined ratio. It should be read in conjunction with the GAAP financial results. The Company has reconciled combined ratio-accident period basis with the most directly comparable GAAP measure in the table below.

	Six Months Ended
	June 30,
	2011	2010

Combined ratio-accident period basis	97.3%	99.4%
Effect of estimated prior periods' loss development	0.8%	(1.7)%
Combined ratio	98.1%	97.7%

MERCURY GENERAL CORPORATION AND SUBSIDIARIES
SUMMARY OF OPERATING RESULTS
(000's except per-share amounts and ratios)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Net premiums written	$ 636,294	$ 631,113	$ 1,294,511	$ 1,283,575

Revenues:
Net premium earned	$ 642,331	$ 642,717	$ 1,280,818	$ 1,283,331
Net investment income	36,009	36,475	71,105	72,361
Net realized investment gains (losses)	23,764	(27,713)	52,454	(5,669)
Other	4,443	2,180	7,713	3,473
Total revenues	$ 706,547	$ 653,659	$ 1,412,090	$ 1,353,496
Expenses:
Losses and loss adjustment expenses	451,338	439,609	897,799	870,231
Policy acquisition costs	122,829	126,325	244,633	255,307
Other operating expenses	55,098	70,516	113,770	127,840
Interest	1,669	1,851	3,364	3,470
Total expenses	$ 630,934	$ 638,301	$ 1,259,566	$ 1,256,848

Income before income taxes	$ 75,613	$ 15,358	$ 152,524	$ 96,648
Income tax expense (benefit)	18,362	(2,459)	37,047	17,652
Net income	$ 57,251	$ 17,817	$ 115,477	$ 78,996

Basic average shares outstanding	54,820	54,788	54,814	54,786
Diluted average shares outstanding	54,837	54,833	54,834	54,821

Basic Per Share Data
Net income	$ 1.04	$ 0.33	$ 2.11	$ 1.44

Net realized investment gains (losses), net of tax	$ 0.28	$ (0.33)	$ 0.62	$ (0.07)

Diluted Per Share Data
Net income	$ 1.04	$ 0.32	$ 2.11	$ 1.44

Net realized investment gains (losses), net of tax	$ 0.28	$ (0.33)	$ 0.62	$ (0.07)

Operating Ratios-GAAP Basis
Loss ratio	70.3%	68.4%	70.1%	67.8%
Expense ratio	27.7%	30.6%	28.0%	29.9%
Combined ratio	98.0%	99.0%	98.1%	97.7%

Reconciliations of Operating Measures to Comparable GAAP Measures

Net premiums written	$ 636,294	$ 631,113	$ 1,294,511	$ 1,283,575
Change in unearned premiums	6,037	11,604	(13,693)	(244)
Net premiums earned	$ 642,331	$ 642,717	$ 1,280,818	$ 1,283,331

Paid losses and loss adjustment expenses	$ 461,754	$ 462,581	$ 951,764	$ 923,717
Change in net loss and loss adjustment expense reserves	(10,416)	(22,972)	(53,965)	(53,486)
Incurred losses and loss adjustment expenses	$ 451,338	$ 439,609	$ 897,799	$ 870,231

MERCURY GENERAL CORPORATION AND SUBSIDIARIES
CONDENSED BALANCE SHEETS AND OTHER INFORMATION
(000's except per-share amounts and ratios)

	June 30, 2011	December 31, 2010
ASSETS	(unaudited)

Investments, at fair value:
Fixed maturities trading (amortized cost $2,496,686; $2,617,656)	$ 2,556,964	$ 2,652,280
Equity securities trading (cost $381,967; $336,757)	421,967	359,606
Short-term investments (cost $139,242; $143,378)	138,671	143,371
Total investments	3,117,602	3,155,257

Cash	305,057	181,388
Receivables:
Premiums	287,006	280,980
Accrued investment income	35,300	36,885
Other	11,287	10,076
Total receivables	333,593	327,941

Deferred policy acquisition costs	171,552	170,579
Fixed assets, net	185,075	196,505
Current income taxes	0	25,719
Deferred income taxes	22,509	26,499
Goodwill	42,850	42,850
Other intangible assets, net	56,870	60,124
Other assets	11,407	16,502
Total assets	$ 4,246,515	$ 4,203,364

LIABILITIES AND SHAREHOLDERS' EQUITY

Losses and loss adjustment expenses	$ 980,984	$ 1,034,205
Unearned premiums	847,240	833,379
Notes payable	263,896	267,210
Accounts payable and accrued expenses	108,511	106,662
Current income taxes	15,863	0
Other liabilities	184,419	167,093
Shareholders' equity	1,845,602	1,794,815
Total liabilities and shareholders' equity	$ 4,246,515	$ 4,203,364

OTHER INFORMATION

Common stock-shares outstanding	54,822	54,803
Book value per share	$ 33.67	$ 32.75
Estimated statutory surplus	$1.4 billion	$1.3 billion
Estimated premiums written to surplus ratio	1.8	1.9
Debt to total capital ratio	12.5%	13.0%
Portfolio duration (including all short-term instruments) (a)	4.1 years	4.5 years
Policies-in-Force (Company-wide "PIF") (a)
Personal Auto PIF	1,258	1,261
Homeowners PIF	377	361

(a)	Unaudited

CONTACT: Theodore Stalick, VP/CFO of Mercury General Corporation, +1-323-937-1060